SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    August 9, 1994



                            PENNSYLVANIA ELECTRIC COMPANY
                  (Exact name of registrant as specified in charter)


             Pennsylvania            1-3522              25-0718085

          (State or other         (Commission          (IRS employer
           jurisdiction of        file number)         identification no.)
           incorporation)




          1001 Broad Street, Johnstown, Pennsylvania             15907

          (Address of principal executive offices)           (Zip Code)




          Registrant's telephone number, including area code:  (814) 533-8111
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          ITEM 5.   OTHER EVENTS.

                    As   previously  reported,   on  July   11,  1994   the

          Pennsylvania Commonwealth Court reversed a  March 1993 rate order

          of  the   Pennsylvania  Public   Utility  Commission   permitting

          Metropolitan Edison  Company  to recover  from customers  certain

          future  Three   Mile  Island   Unit  No.   2  retirement   costs.

          Consequently Pennsylvania Electric  Company ("Penelec")  recorded pre-tax charges  to income  in the  quarter ended  June 30,  1994 totaling $56.3 million.

                    As  a  result of  the  Commonwealth Court  decision, on

          August 9, 1994, Standard &  Poor's Corporation ("S&P") downgraded its  credit  ratings  for  Penelec's  first  mortgage  bonds  and

          cumulative preferred stock.   S&P has assigned new ratings  of A-

          to  Penelec's first  mortgage bonds  and  BBB+ to  its cumulative

          preferred  stock  and  shelf   registration  of  monthly   income

          preferred  securities.   The  previous  ratings  were A  and  A-,

          respectively.   S&P  also revised  its outlook  for Penelec  from

          "negative" to "stable".

                    As  previously   reported  in   August  1994,   Moody's

          Investors Service ("Moody's") also downgraded the credit  ratings of Penelec's senior  securities by one  category.  Duff &  Phelps

          has   not  changed   Penelec's  credit   ratings   following  the

          Commonwealth Court decision.








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                                      SIGNATURE

                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE

          ACT OF 1934,  THE REGISTRANT  HAS DULY CAUSED  THIS REPORT TO  BE

          SIGNED  ON  ITS   BEHALF  OF   THE  UNDERSIGNED  THEREUNTO   DULY

          AUTHORIZED.



                                        PENNSYLVANIA ELECTRIC COMPANY





                                        By:______________________________
                                             Don W. Myers, Vice President
                                             and Treasurer



          Date:  August 9, 1994
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